UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North
Fargo, North Dakota

(Address of principal executive offices)

58102

(Zip code)

(701) 298-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2025, NI Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). There were 19,590,347 shares of common stock represented at the Annual Meeting. The shareholders voted as follows on the following matters at the Annual Meeting as to each proposal, including the number of broker non-votes and including a separate tabulation with respect to each nominee for director:

Proposal 1: Election of Directors. The eight directors were elected at the Annual Meeting for a one-year term based on the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric K. Aasmundstad	16,154,995	2,558,437	876,915
Seth C. Daggett	16,961,195	1,752,237	876,915
William R. Devlin	16,146,207	2,567,225	876,915
Duaine C. Espegard	16,275,660	2,437,772	876,915
Cindy L. Launer	18,421,522	291,910	876,915
Prakash Mathew	16,187,159	2,526,273	876,915
Jeffrey R. Missling	16,312,236	2,401,196	876,915
Dave L. Stende	17,101,524	1,611,908	876,915

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Forvis Mazars, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025, was ratified based upon the following votes:

Votes For	Votes Against	Abstentions
19,445,074	124,504	20,769

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,127,743	402,553	183,136	876,915

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: May 27, 2025	By:	/s/ Seth C. Daggett
Seth C. Daggett
President and Chief Executive Officer